UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2026, Dennis Wolf notified the Board of Directors (the “Board”) of Codexis, Inc. (the “Company”) of his decision to resign from the Board, effective immediately. In connection with his resignation from the Board, Mr. Wolf also resigned from his positions as a member of the Audit Committee and the Compensation Committee of the Board, effective immediately. Mr. Wolf’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

On April 10, 2026, following Mr. Wolf’s resignation and in order to achieve an equal balance of membership among the classes of directors, the Board determined, effective April 10, 2026, to move one of the directors from Class II with a current term expiring at the 2027 Annual Meeting of Stockholders, to Class III with a term expiring at the Company’s 2028 Annual Meeting of Stockholders. On April 10, 2026, due to the unequal balance of membership among the Board classes, Esther Martinborough, Ph.D., who is a Class II director, resigned as a director, effective April 10, 2026 and the Board approved to re-elect Dr. Martinborough as a Class III director and as a member of the Compensation Committee of the Board and the Strategy Committee of the Board and as Chair of the Science & Technology Committee of the Board, effective immediately thereafter. The resignation and re-election of Dr. Martinborough were effected solely to rebalance the Board’s classes (the “Class Rebalance”) and, for all other purposes, Dr. Martinborough’s service on the Board and each of the Compensation Committee of the Board, the Science & Technology Committee of the Board and the Strategy Committee of the Board shall be deemed to have continued uninterrupted. Effective April 10, 2026, following the Class Rebalance, the Board consists of three Class I directors, three Class II directors, and three Class III directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Codexis, Inc.

Date: April 14, 2026	By:	/s/ Georgia Erbez
Georgia Erbez Chief Financial Officer and Chief Business Officer